                                                                 EXHIBIT 4(f)(9)

                       CENTERPOINT ENERGY RESOURCES CORP.
                        (Successor to NorAm Energy Corp.)

                                       To

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
            (Successor to Chase Bank of Texas, National Association)

                                     Trustee

                                   ----------

                          SUPPLEMENTAL INDENTURE No. 8

                          Dated as of December 28, 2005

                                   ----------

                     6 1/2% Debentures due February 1, 2008

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                       CENTERPOINT ENERGY RESOURCES CORP.

                          SUPPLEMENTAL INDENTURE NO. 8

                     6 1/2% Debentures due February 1, 2008

     SUPPLEMENTAL INDENTURE No. 8, dated as of December 28, 2005, between CENTERPOINT ENERGY RESOURCES CORP. (successor to NorAm Energy Corp.), a Delaware corporation (the "Company"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor to Chase Bank of Texas, National Association), a national banking association, as Trustee (the "Trustee").

                                    RECITALS

     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the "Original Indenture" and, as previously and hereby supplemented and amended, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

     Pursuant to the terms of the Indenture, the Company provided for the establishment of a series of Securities designated as the "6 1/2% Debentures due February 1, 2008" (the "Debentures"), the form and substance of the Debentures and the terms, provisions and conditions thereof in Supplemental Indenture No. 1, dated as of February 1, 1998, between the Company and the Trustee.

     Section 307 of the Indenture provides that the Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

     Subparagraph (5) of Section 901 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to add to, change or eliminate any of the provisions of the Indenture if such action does not adversely affect the interests of any Holders.

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

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                                   ARTICLE ONE

                            Relation to the Indenture

     Section 101. Relation to the Indenture. This Supplemental Indenture No. 8 constitutes an integral part of the Indenture.

                                   ARTICLE TWO

                           Designation of Paying Agent

     Section 201. Designation of Paying Agent. JPMorgan Chase Bank, National Association is hereby designated as the Paying Agent on the Debentures. The designation of CenterPoint Energy, Inc. as the Paying Agent on the Debentures is hereby rescinded.

                                  ARTICLE THREE

                            Miscellaneous Provisions

     Section 301. The Indenture, as supplemented and amended by this Supplemental Indenture No. 8, is in all respects hereby adopted, ratified and confirmed.

     Section 302. This Supplemental Indenture No. 8 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture No. 8 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 303. THIS SUPPLEMENTAL INDENTURE NO. 8 AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 8 to be duly executed, as of the day and year first written above.

                                        CENTERPOINT ENERGY RESOURCES CORP.


                                        By: /s/ Marc Kilbride
                                            ------------------------------------
                                        Name: Marc Kilbride
                                        Title: Vice President and Treasurer


Attest: /s/ Richard B. Dauphin
        -----------------------------
Name: Richard B. Dauphin
Title: Assistant Secretary

(SEAL)


                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By: /s/ Mary Jane Henson
                                            ------------------------------------
                                        Name: Mary Jane Henson
                                        Title: Authorized Signature

(SEAL)